Standard Industrial Classification Code 8361

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 24, 2009

TrinityCare Senior Living, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
 (State or other jurisdiction of incorporation or organization)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

227 East Edgewood Avenue
Friendswood, TX 77546
(281) 482-9700

Donald W. Sapaugh
227 East Edgewood Avenue
Friendswood, TX 77546
(281) 482-9700
 (Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 – Regulation FD disclosure

This Regulation FD disclosure is for the purpose of providing the public with the same information that will be discussed at an investor conference on the 25th day of April, 2009.
Expansion Opportunities:

•	Pearland, Texas – Land Valuation $1,200,000
•	Covington, Louisiana – Land Valuation $1,830,000
•	Seymour, Tennessee – Land Valuation $1,700,000
•	Shreveport, Louisiana – Land Valuation $500,000
•	Katy, Texas – Land Valuation $1,826,000

Financial Data

As of December 31, 2008	Total
Net Book Value of Fixed Assets	$15,452,046
Appraised Value	$25,840,000
Unrealized Book Value	$10,387,954
Long Term Debt	$18,878,290
Net Unrealized Equity	$6,961,710

Unrealized Equity/share, exclusively of minority interest:
Based upon Appraisals	$.66
Based upon market (high/low range)	$.84 - $1.69
Potential after expansion	$1.54 to $3.94

Appraised Value/ Unit	$111,478
Debt/ Unit	$80,515
Occupancy (12/31/2008)	88.26%

2009 Projected Net Operating Income	$2,010,410
2009 Projected Net Operating Income	$$.18
2009 Projected Cash Flow	$$915,206

As of 4/15/2009
Shares Outstanding:	10,978,267
Potential Float:	1,772,867
% Held by Insiders:	69.3%

ITEM 9.01 – Financial Statements and Exhibits

None
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TrinityCare Senior Living, Inc.

Date: April 24, 2009	By: /s/ Donald W. Sapaugh
Name: Donald W. Sapaugh Title: President